Exhibit 99.1

ROYALTY PHARMA ANNOUNCES CLOSING OF $6.0 BILLION SENIOR UNSECURED NOTES

NEW YORK, NY – September 2, 2020 – Royalty Pharma plc (Nasdaq: RPRX) announced today that it has closed an offering of $6 billion senior unsecured notes, comprised of the following tranches (collectively, the “Notes”):

•	$1 billion aggregate principal amount of 0.75% Senior Notes due 2023;

•	$1 billion aggregate principal amount of 1.20% Senior Notes due 2025;

•	$1 billion aggregate principal amount of 1.75% Senior Notes due 2027;

•	$1 billion aggregate principal amount of 2.20% Senior Notes due 2030;

•	$1 billion aggregate principal amount of 3.30% Senior Notes due 2040; and

•	$1 billion aggregate principal amount of 3.55% Senior Notes due 2050.

The Notes were issued in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed on a senior unsecured basis by Royalty Pharma Holdings Ltd.

Royalty Pharma intends to use the net proceeds from the Notes, together with available cash on hand, to repay its existing Term Loan A and Term Loan B facilities and to pay fees and expenses incurred in connection with the offering.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance upon Rule 144A under the Securities Act and, outside the United States, only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements under the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Interest payments on the Notes will be paid semi-annually, with the first payment occurring in the quarter ending March 2021, compared to the quarterly interest payment schedule of the existing Term Loan A and B facilities. As a result of the refinancing, interest expense on a cash basis in 2020 will be reduced through the end of the year.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 45 commercial products, including AbbVie and J&J’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s HIV franchise, Merck’s Januvia, Novartis’ Promacta, and Vertex’s Kalydeco, Symdeko and Trikafta, and four development-stage product candidates.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Royalty Pharma Investor Relations and Communications:

+1 (212) 883-0200

ir@royaltypharma.com